GAME PLAN HOLDINGS, INC. STOCK OPTION PLAN

2013 STOCK OPTION PLAN

1.

PURPOSE.  The purpose of this Plan is to advance the interests of GAME PLAN HOLDINGS, INC., a Nevada corporation (the "Company") by providing an opportunity to selected consultants (as defined in Paragraph 2(a)) and key employees (as defined in Paragraph 2(b)) to purchase shares (the "Shares") of the Common Stock, par value $0.25 per share (the "Common Stock"), of the Company.  By encouraging stock ownership, the Company seeks to attract, retain and motivate key employees and consultants.  It is intended that this purpose will be affected by the granting of nonqualified stock options (the "Options") as provided herein.

2.

DEFINITIONS.

(a)

The term "consultants" means those persons, other than employees of the Company, who provide services to the Company, including members of any advisory board of the Company and nonemployee directors of the Company who are determined by the Company’s Compensation Committee  (Compensation Committee as defined in Section 5) to be eligible for Options under this Plan.

(b)

The term "key employees" means those executive, administrative, operational, engineering or managerial employees who are determined by the Compensation Committee to be eligible for Options under this Plan.

(c)

The term "optionee" means an individual to whom Option are granted under this Plan.

(d)

The term "grantee" means an individual to whom a purchase right is granted under this Plan.

3.

EFFECTIVE DATE.  This Plan became effective on February 27, 2013, the date it was adopted by the Board of Directors of the Company (the “Effective Date”) in accordance with all applicable laws and the Bylaws of the Company.

4.

STOCK SUBJECT TO THE PLAN.  The Shares of Common Stock that may be purchased (through the exercise of Options) under this Plan shall not exceed in the aggregate Two Million Six Hundred Thousand (2,600,000) Shares.  If any Options granted under the Plan shall terminate, expire or be cancelled, as to any Shares, new Options may thereafter be granted covering such Shares.  In addition, any Shares purchased under this Plan subsequently repurchased by the Company may again be granted under the Plan.  The Shares issued upon exercise of the Options under this Plan may, in whole or in part, be either authorized but unissued Shares or issued Shares reacquired by the Company.  Notwithstanding any other provisions of this Plan, the aggregate number of Shares subject to outstanding Options granted under the Plan shall never be permitted to exceed the number of Shares specified in the first sentence of this Section except in accordance with subsection 8(a) below.

5.

ADMINISTRATION.  The Plan shall be administered by the Board of Directors of the Company (the "Board"), or by a committee appointed by the Board, which shall not have less than two members (in either case, the "Compensation Committee").  The Compensation Committee may delegate non-discretionary administrative duties to such employees of the Company as it deems proper.

Subject to the provisions of the Plan, the Compensation Committee shall have the sole authority, in its discretion:

(a)

to determine to which of the eligible individuals, and the time or times at which, Options to purchase Common Stock of the Company shall be granted;

(b)

to determine the number of shares of Common Stock to be subject to Options granted to each eligible individual;

(c)

to determine the terms and conditions of each stock option agreement (which need not be identical) entered into between the Company and any eligible individual to whom the Compensation Committee has granted an option;

(d)

to interpret the Plan; and

(e)

to make all determinations deemed necessary or advisable for the administration of the Plan.

The Compensation Committee, if any, shall be appointed by and shall serve at the pleasure of the Board of Directors of the Company.  No member of the Compensation Committee shall be liable for any action or determination made with respect to the Plan.

6.

ELIGIBLE EMPLOYEES AND CONSULTANTS.    Options may be granted to such key employees and consultants of the Company, including members of the Board of Directors, as are selected by the Compensation Committee or the Board of Directors.  The term "employee" includes an officer or director who is an employee of the Company or a parent or subsidiary of it, as well as a non-officer, non-director employee of the Company or a parent or subsidiary of it.

7.

DURATION OF THE PLAN.  This Plan shall terminate five (5) years from the Effective Date of this Plan, unless terminated earlier pursuant to Paragraph 16 hereof, and no Options may be granted after such termination.

8.

TERMS AND CONDITIONS OF OPTIONS.  Options granted under this Plan shall be evidenced by stock option agreements in such form and not inconsistent with the Plan as the Compensation Committee or the Board of Directors shall approve from time to time, which agreements shall evidence the following terms and conditions:

(a)

Price.  With respect to each Option, the purchase price per Share payable upon the exercise of each Option granted hereunder shall be $0.25.

(b)

Number of Shares.  Each option agreement shall specify the number of Shares to which it pertains.

(c)

Exercise.  The Options shall be exercisable for the full amount or for any part thereof and at such intervals or in such installments as the Compensation Committee or the Board may determine at the time it grants such Options.  Each vested portion of the Option must be exercised within 3 years commencing upon the last date of vesting of a portion of the Option.

(d)

Term and Vesting of Option.   Options shall be outstanding for a term of 3 years from the last vesting date of the Option.  Options shall vest at the rate determined by the Board or Compensation Committee so long as the Holder continues in an employment or consulting relationship with the Company (the “Vesting Schedule”).  In the event the Company commences an Initial Public Offering (“IPO”) or the sale of substantially all of the assets of the Company or the sale of at least 75% of the common stock of the Company in a single transaction (a “Change in Control Event”), then 100% of the remaining unexercised Option shall immediately vest and become exercisable in its entirety by the optionee.

(e)

Notice of Exercise and Payment.  Options shall be exercisable only by delivery of a written notice to the Compensation Committee or the Board, any member of the Compensation Committee or the Board, the Company's Treasurer, or any other officer of the Company designated by the Compensation Committee or the Board to accept such notices on its behalf, specifying the number of Shares for which it is exercised.  If such Shares are not at the time effectively registered under the Securities Act of 1933, as amended, the optionee shall include with such notice a letter, in form and substance satisfactory to the Company, confirming that such Shares are being purchased for the optionee's own account for investment and not with a view to the resale or distribution thereof.  Payment shall be made in full at the time of delivery to the optionee of a certificate or certificates covering the number of Shares for which the option was exercised.  Payment shall be made (i) by cash or check, (ii) if permitted by the Compensation Committee or the Board, by delivery and assignment to the Company of shares of the Company's stock having a fair market value (as determined by the Compensation Committee) equal to the exercise price, (iii) if permitted by the Compensation Committee or the Board, by a promissory note, or (iv) by a combination of (i), (ii), and (iii).

(f)

Withholding Taxes; Delivery of Shares.  The Company's obligation to deliver Shares upon exercise of an Option, in whole or in part, shall be subject to the optionee's satisfaction of all applicable federal, state, and local income and employment tax withholding obligations.  The value of Shares to be withheld shall be based on the fair market value of the Shares on the date the amount of tax to be withheld is to be determined.

(g)

Non-transferability.  No Options shall be transferable by the optionee otherwise than by will or the laws of descent or distribution, and each of the Options shall be exercisable during their lifetime only by the optionee.

(h)

Termination of Options.  Each option shall terminate and may no longer be exercised if the optionee ceases for any reason to be an employee of, or consultant to, the Company, except that:

i.

if the optionee's performance of services shall have terminated for any reason other than cause, resignation or other voluntary action before his eligibility to retire, disability (as defined below) or death, he may at any time within a period of thirty (30) days after such termination of the performance of services exercise his option to the extent that the option was exercisable by him on the date of termination of his performance of services;

ii.

if the Optionee's performance of services shall have been terminated because of disability within the meaning of 22(e)(3) of the Internal Revenue Code, the Optionee may, at any time within a period of 1 year after the termination of performance of services exercise his option to the extent that the option was exercisable by him on the date of termination of his employment or performance of services; and

iii.

if the optionee dies at a time when the option was exercisable by him, then his estate, personal representative or beneficiary to whom it has been transferred may, at any time within a period of 1 year after his death if the optionee's performance of services shall have been terminated by his death or for the period following the termination of his performance of services during which the option would have remained exercisable under clauses (i) or (ii) above if the optionee's performance of services shall have been terminated prior to his death, exercise the option to the extent the optionee might have exercised it at the time of his death; provided, however, that no option may be exercised to any extent by anyone after the date of expiration of the option.

(i)

Rights as Stockholder.  The optionee shall have no rights as a stockholder with respect to any Shares covered by their Options until the date of issuance of a stock certificate to them for such Shares.

9.

STOCK DIVIDENDS; STOCK SPLITS; STOCK COMBINATIONS; RECAPITALIZATIONS.  Appropriate adjustment shall be made in the maximum number of Shares of Common Stock subject to the Plan and in the number, kind and price of Shares covered by any Options granted hereunder to give effect to any stock dividends or other distributions, stock splits, stock combinations, re-capitalizations and other similar changes in the capital structure of the Company after the effective date of the Plan.

10.

MERGER; SALE OF ASSETS; DISSOLUTION.  In the event of a change of the Common Stock resulting from a merger or similar reorganization as to which the Company is the surviving corporation, the number and kind of shares which thereafter may be subject to Options granted under this Plan and the number, kind and price of Shares then subject to Options shall be appropriately adjusted in such manner as the Compensation Committee or the Board of Directors may deem equitable to prevent substantial dilution or enlargement of the rights available or granted hereunder.  Except as otherwise determined by the Board of Directors of the Company, a merger or a similar reorganization that the Company does not survive, or a sale of all or substantially all of the assets of the Company, shall cause all Options outstanding hereunder to terminate, to the extent not then exercised prior to the close of the merger or similar transaction.

11.

NO RIGHTS.  Except as hereinabove expressly provided in Section 9, no optionee shall have any rights by reason of any subdivision or consolidation of shares of the capital stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class or of securities convertible into shares of stock of any class shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to any Options granted hereunder.  The grant of any Options pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or consolidate or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

12.

COMPLIANCE WITH APPLICABLE LAWS.  Notwithstanding any other provision of the Plan, the Company shall have no liability to issue any shares under the Plan unless such issuance would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.  Prior to the issuance of any Shares under the Plan, the Company may require a written statement that the recipient is acquiring the shares for investment and not for the purpose or with the intention of distributing the Shares.

13.

DEATH OF A PARTICIPANT.  In the event of the death of an optionee, any Options which the optionee was entitled to exercise on the date immediately preceding his death shall be exercisable by the person or persons to whom those rights pass by will or by the laws of descent and distribution.  Any such exercise shall be by written notice thereof filed with the Secretary of the Company at the Company's corporate headquarters prior to the Option's expiration date, and any person exercising such an option shall be treated as an optionee for purposes of the provisions of this Plan.

14.

EMPLOYMENT AND SHAREHOLDER STATUS.  The Plan does not constitute a contract of employment, and selection as an optionee will not give any employee the right to be retained in the employ of the Company.  The grant of any Options under the Plan shall not confer upon the holder thereof any right as a shareholder of the Company.  As of the date on which an optionee exercises their Options, the optionee shall have all rights of a stockholder of record with respect to the number of shares of Common Stock as to which the Options are exercised, irrespective of whether certificates to evidence the shares of stock have been issued on such date. If the redistribution of shares is restricted pursuant to Paragraph 9, certificates representing such shares may bear a legend referring to such restrictions.

15.

TERMINATION OR AMENDMENT OF PLAN.  The Board of Directors may at any time terminate this Plan or make such changes in or additions to the Plan as it deems advisable without further action on the part of the stockholders of the Company, provided that no such termination or amendment shall adversely affect or impair any then outstanding Options without the consent of the person holding such Options.

16.

TERMINATION.  The Plan shall terminate automatically on February 27, 2018, five (5) years after the Effective Date, and may be terminated at any earlier date by the Board.  No Options shall be granted hereunder after termination of the Plan, but such termination shall not affect the validity of any Options then outstanding.

17.

TIME OF GRANTING OPTIONS.  The date of grant of any Options hereunder shall, for all purposes, be the date on which the Compensation Committee makes the determination granting such Options.

18.

RESERVATION OF SHARES.  The Company, during the term of this Plan, will at all times, reserve and keep available such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Plan.

19.

CORPORATION FINANCIAL INFORMATION.  The Company shall provide all optionees on an annual basis with a balance sheet and income statement for the then ending fiscal year.